UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2024

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 7.01	Regulation FD Disclosure
On May 24, 2023, Xylem Inc. (the “Company”) completed the acquisition of Evoqua Water Technologies Corp. (“Evoqua”). For the periods ended June 30, 2023, September 30, 2023 and December 31, 2023, the Company’s reportable segments included legacy Evoqua’s Integrated Solutions and Services (“ISS”) segment as a new and fourth reportable segment.
On December 13, 2023, the Company announced a change to its reportable segments effective January 1, 2024. As a result, for financial statement periods ending after January 1, 2024, the Company will report the financial position and results of operations of its ISS segment together with the dewatering business, formerly within the Water Infrastructure segment, and the assessment services business, formerly within the Measurement and Control Solutions segment, in a new segment that will be referred to as Water Solutions and Services. The Company’s Water Infrastructure reportable segment will no longer include the results of the dewatering business, and the Company’s Measurement and Control Solutions reportable segment will no longer include the results of the assessment services business. The Company's Applied Water reportable segment will remain unchanged.
The Company believes this organizational redesign, which creates its services platform, will deliver a unified customer experience and accelerate the growth of its services offerings.
For informational purposes and to provide investors with historical information on a basis consistent with its new reporting structure, the Company has provided certain recast financial information reflecting the new reportable segments. The recast financial information reflects depreciation, amortization and share-based compensation specifically identified to the segments which were previously reported within Corporate and other and Regional selling locations as part of an overall allocation. These changes have no impact on the Company’s historical consolidated financial position or results of operations. The recast financial information does not represent a restatement of previously issued financial statements.
Attached as Exhibit 99.1 are schedules containing financial information that has been recast to reflect historical orders, revenue, operating income, adjusted operating income, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA for each of the Company’s operating segments for the first, second, third and fourth quarters of 2023 and the years ended December 31, 2023, 2022 and 2021. The Company considers certain non-GAAP (or “adjusted”) measures provided in Exhibit 99.1 to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, dividends, acquisitions, share repurchases and debt repayment. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP.
The information contained in Exhibit 99.1 should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December, 31, 2023.
The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Recast segment information of Xylem Inc. (furnished pursuant to Item 7.01)
104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: March 8, 2024	By:	/s/ William K. Grogan
William K. Grogan
Senior Vice President and Chief Financial Officer (Authorized Officer of Registrant)